EXHIBIT 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Karen Hawkins, principal financial officer of Optex Systems Holdings, Inc. (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2011 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Karen Hawkins
Karen Hawkins, Principal Financial Officer
Dated: August 15, 2011